SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Goldman Sachs Private Middle Market Credit LLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-☐.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Goldman Sachs Private Middle Market Credit LLC, a Delaware limited liability company (“PMMC”), and Pantheon Silver Holdings LLC, a Delaware limited liability company (“Pantheon”). In connection with the proposed transaction, PMMC filed and will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including PMMC’s proxy statement on Schedule 14A (the “Proxy Statement”), a definitive version of which was filed with the SEC on November 22, 2024. PMMC commenced disseminating the definitive Proxy Statement to members of PMMC on or about November 22, 2024. PMMC may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to PMMC’s members for their consideration. BEFORE MAKING ANY VOTING DECISION, PMMC’S MEMBERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A DEFINITIVE FILING OF WHICH HAS BEEN MADE WITH THE SEC), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PMMC, PANTHEON AND THE PROPOSED TRANSACTION.

PMMC’s members will be able to obtain free copies of the definitive Proxy Statement, as well as other documents containing important information about PMMC, Pantheon and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

PMMC and its directors, executive officers and certain other members of management and employees Goldman Sachs Asset Management, L.P., a Delaware limited partnership, PMMC’s investment adviser (the “Adviser”) and PMMC and the Adviser’s respective affiliates, may be deemed to be participants in the solicitation of approval of the proposals from the members of PMMC. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the PMMC members in connection with the proposals are contained in the Proxy Statement, a definitive version of which was filed with the SEC on November 22, 2024.

Forward-Looking Statements

This communication contains forward-looking statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995, which relate to PMMC regarding future events or the future performance or future financial condition of PMMC. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about PMMC, its industry and its beliefs and assumptions. The forward-looking statements contained in this communication involve risks and uncertainties. Actual results may differ materially from those implied or expressed in the forward-looking statements as a result of a number of factors, including: the ability of the parties to consummate the merger (the “Merger”) described the Agreement and Plan of Merger, dated as of October 31, 2024, by and among PMMC, Pantheon and Silver Merger Sub LLC (as may be amended, restated, supplemented or otherwise modified from time to time the “Merger Agreement”) on the expected timeline, or at all; the effects of disruption on the business of PMMC from the proposed Merger; any potential termination of the Merger Agreement; failure of PMMC’s members to approve the proposals as set forth in the definitive Proxy Statement; the satisfaction (or waiver) of closing conditions to the consummation of the proposed Merger, including with respect to the approval of PMMC’s members; potential delays in consummating the proposed Merger and other transactions contemplated by the Merger Agreement; the ability of PMMC to timely and successfully achieve the anticipated benefits of the proposed Merger and other transactions contemplated by the Merger Agreement; the effect of the announcement or pendency of proposed Merger and other transactions contemplated by the Merger Agreement on PMMC’s business relationships, operating results and business generally; costs related to the proposed Merger and other transactions contemplated by the Merger Agreement; the outcome of any legal proceedings that may be instituted against PMMC or any of its directors or officers related to the Merger Agreement or the proposed Merger and other transactions contemplated by the Merger Agreement; the impact of these costs and other liabilities on the cash, property, and other assets available for distribution to PMMC’s members; the pursuit by PMMC of a liquidation or an alternative transaction upon the termination of the Merger Agreement; changes in PMMC’s net asset value in the future; PMMC’s business prospects and the prospects of its portfolio companies; the effect of investments that PMMC expects to make and the competition for those investments; PMMC’s contractual arrangements and relationships with third parties; actual and potential conflicts of interest with the Adviser and other affiliates of the Adviser; the ability of PMMC’s portfolio companies to achieve their objectives; the adequacy of financing sources and working capital; general economic and political trends and other external factors; the ability of the Adviser to locate suitable investments for PMMC, as applicable, and to monitor and administer its investments; the ability of the Adviser or its affiliates to attract and retain highly talented professionals; PMMC’s ability to qualify and maintain its qualifications as a RIC and as a BDC; the impact on PMMC’s business of Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; the effect of changes to tax legislation and PMMC’s respective tax position; and the factors set forth as “Risk Factors”, in “Item 1A. Risk Factors” in Part I of PMMC’s Annual Report on Form 10-K (File No. 814-01215) for the fiscal year ended December 31, 2023 and elsewhere in its filings with the SEC. The forward-looking statements included in this communication are based on information available in the Proxy Statement. Future results could differ materially from historical performance. You are advised to consult any additional disclosures that PMMC may make directly to you or through reports that each has filed or in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. PMMC assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

THIS EMAIL IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to what action to take, you should consult your lawyer, accountant, investment advisor or other professional.

This email relates to the solicitation of proxies with respect to the proposed merger (the “Merger”) involving Goldman Sachs Private Middle Market Credit LLC (“PMMC”) and Pantheon Silver Holdings LLC, a Delaware limited liability company (“Pantheon”), pursuant to the Agreement and Plan of Merger, dated as of October 31, 2024, among PMMC, Pantheon and Silver Merger Sub LLC.

This email is being sent to you as the record owner of common units of limited liability company interest of PMMC (“PMMC Common Units”) and your vote is requested as a holder of record of PMMC Common Units. The two proposals for consideration at the special meeting of PMMC members currently, scheduled for December 13, 2024 are set forth in the attached Proxy Statement and Proxy Card. Proposal 1 asks PMMC members to adopt the Merger Agreement and approve the related transactions, while Proposal 2 asks PMMC members to approve an issuance of PMMC Common Units to Pantheon in the Merger, at a price below net-asset value, in each case as further described in the Proxy Statement.

Detailed instructions on how to vote are set forth in the attached Proxy Statement and Proxy Card. You may also authorize a proxy to vote your PMMC Common Units by following the directions and indicating your instructions on the attached proxy card, dating and signing the proxy card, and promptly returning the proxy card by replying to this email. We will then submit the proxy card on your behalf.

If you wish to not to sign the proxy card, for or you convenience, you may also instruct us how to vote each of Proposal 1 and Proposal 2, by replying to this email indicating whether you are voting “FOR, voting “AGAINST” or abstaining from the vote for each of Proposal 1 and Proposal 2.

If you have questions, please email your Private Wealth team.